Filed Pursuant To Rule 433
Registration No. 333-167132
August 30, 2010

SPDR
STATE STREET GLOBAL ADVISORS

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Education
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Risk Profiles for Portfolios

How to build portfolios that match your clients' risk profiles

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For additional information, including tips on talking with your clients about risk and tools for assessing their risk tolerance, view *Assess Risk to Build Better Portfolios*, a SPDR University self-paced interactive multimedia presentation available at www.spdru.com.

Assess risk to build better portfolios: The recent financial crisis led many clients to reassess their risk tolerance—and realize they were more sensitive to risk than they had previously thought. You can strengthen client relationships and build loyalty by clarifying your clients’ changing attitudes toward risk and creating customized portfolios that match their individual risk profiles.
That’s where this guide can help. Inside you’ll find a discussion of four risk profiles from Risk Averse to Risk Aggressive, along with suggested SPDR® ETFs appropriate for each profile.

ETF Strategies for Risk-Averse Investors
Risk Averse: Investors who have little desire to experience the extreme ups and downs of today’s markets and who are looking for stability.
These types of clients cannot stomach the tumultuous nature of moving markets. Portfolios heavily weighted toward fixed income investments may be appropriate. In addition, some exposure to Gold may mitigate market risk and preserve capital. Asset classes designed to reduce risk and preserve portfolio wealth may be the best choices for the risk-averse investor.
Appropriate SPDR® ETFs for risk-averse investors include:
SPDR Barclays Capital 1-3 Month T-Bill ETF [BIL]
     In uncertain times, short-term US treasuries are a stable alternative.
SPDR Barclays Capital Intermediate Term Treasury ETF [ITE]
Intermediate duration exposure to US treasuries offers greater yield potential than shorter-term instruments.
SPDR Barclays Capital Aggregate Bond ETF [LAG]
By tracking the Barclays Capital U.S. Aggregate Index, this fund offers intermediate duration exposure to a variety of fixed income asset classes, including treasuries, corporate bonds, and mortgage-backed securities.
SPDR Gold Shares [GLD]
Given its low correlation with other asset classes, GLD has the potential to diversify portfolios, protect portfolios from inflationary impacts,* and reduce overall portfolio volatility.

*	Source: Bloomberg, MSCI, Ibbotson, LBMA, WGC. Data based on performance of equities, bonds, commodities and gold during years of high inflation (US CPI>5%; YoY% return) from 1973-present.

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ETF Strategies for Risk-Sensitive Investors
Risk Sensitive: Investors who want to participate in equity markets, but who are also interested in maintaining some buffer against severe market swings.
During times of increased market volatility, the risk-sensitive client may be most interested in employing a defensive investment approach. With an overarching goal of preserving wealth while perhaps maintaining some allocation to equities, this investor type is searching for balance.
For these clients, consider balancing fixed income exposure with a measured approach to equity asset classes that are designed to help preserve wealth — such as dividend ETFs and sector funds in relatively recession-resistant sectors.
Appropriate SPDR ETFs for risk-sensitive investors include:
SPDR Barclays Capital Intermediate Term Credit Bond ETF [ITR]
This ETF seeks to provide long-term portfolio diversification while benefiting from attractive spreads between credit bonds and US treasuries.
SPDR Barclays Capital International Treasury Bond ETF [BWX]
Offering intermediate-term exposure to foreign currencies, this fund is useful for diversifying a fixed income portfolio and hedging against potential declines in the US dollar.
SPDR Barclays Capital Mortgage Backed Bond ETF [MBG]
MBG invests solely in high quality, mortgage-backed securities with an average credit rating of AAA.
SPDR Barclays Capital Convertible Securities ETF [CWB]
Convertibles, which possess both bond and equity characteristics, can potentially provide capital appreciation as well as principal protection.
SPDR S&P Dividend ETF [SDY]
Dividend-paying equities, such as those held by SDY, have historically offered downside protection during challenging market conditions while providing some level of capital appreciation in growing market cycles.
Consumer Staples Select Sector SPDR Fund [XLP]
Health Care Select Sector SPDR Fund [XLV]
Investors can take a defensive approach to market uncertainty by investing in the relatively recession-resistant health care and consumer staples sectors.

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ETF Strategies for Risk-Opportunistic Investors
Risk Opportunistic: Investors who may be cautiously optimistic but who are most interested in selectively pursuing yield and total return opportunities over a shorter term.
Risk-opportunistic investors are interested in exploiting market conditions while preserving assets. Clients with this risk profile may benefit from a blend of asset classes that provides a combination of yield potential, inflation protection, and dollar hedging. Risk-opportunistic investors in higher tax brackets may also want to add tax-exempt municipal funds to their portfolios.
Appropriate SPDR ETFs for risk-opportunistic investors include:
Yield Opportunities
SPDR Barclays Capital Long Term Credit Bond ETF [LWC]
This ETF seeks to provide long-term portfolio diversification while benefiting from appealing spreads between credit bonds and US treasuries.
SPDR Barclays Capital Intermediate Term Credit Bond ETF [ITR]
This ETF provides intermediate-term credit exposure while benefiting from attractive spreads between credit bonds and US treasuries.
SPDR Barclays Capital Mortgage Backed Bond ETF [MBG]
MBG invests solely in high quality, mortgage-backed securities with an average credit rating of AAA.
SPDR Barclays Capital High Yield Bond ETF [JNK]
This fund can be useful for investors seeking to exploit the yield advantage that below-investment-grade securities can provide — albeit at a higher risk than investment-grade corporates or treasuries.
Inflation Protection
SPDR Barclays Capital TIPS ETF [IPE]
SPDR DB International Government Inflation-Protected Bond ETF [WIP]
These inflation-protected funds can help safeguard a portfolio from a potential erosion in purchasing power.
SPDR Gold Shares [GLD]
Given its low correlation with other asset classes, GLD has the potential to diversify portfolios, protect portfolios from inflationary impacts,* and reduce overall portfolio volatility.

*	Source: Bloomberg, MSCI, Ibbotson, LBMA, WGC. Data based on performance of equities, bonds, commodities and gold during years of high inflation (US CPI>5%; YoY% return) from 1973-present.
More on Risk Opportunistic

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Appropriate SPDR ETFs for risk-opportunistic investors (continued)
Dollar Hedging
SPDR Barclays Capital International Treasury Bond ETF [BWX]
SPDR Barclays Capital Short Term International Treasury Bond ETF [BWZ]
SPDR DB International Government Inflation-Protected Bond ETF [WIP]
International bond funds can be useful as a diversifier for a bond portfolio and as a hedge against potential declines in the US dollar.
Tax-Exempt Returns
SPDR Nuveen Barclays Capital Municipal Bond ETF [TFI]
This fund provides exposure to the intermediate-term segment of the broad municipal bond market.
SPDR Nuveen Barclays Capital Short Term Municipal Bond ETF [SHM]
This fund provides exposure to the short-term segment of the broad municipal bond market.
SPDR Nuveen Barclays Capital New York Municipal Bond ETF [INY]
This fund provides exposure to municipal bonds issued in the state of New York. For New York residents, this fund may be tax-exempt for state as well as federal taxes.
SPDR Nuveen Barclays Capital California Municipal Bond ETF [CXA]
This fund provides exposure to municipal bonds issued in the state of California. For California residents, this fund may be tax-exempt for state as well as federal taxes.

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ETF Strategies for Risk-Aggressive Investors
Risk Aggressive: Investors who are forward-looking and optimistic, and tend to take a long-term view of the market.
Many forward-looking and optimistic investors still find US and global equities, including emerging markets, appealing.
ETFs focused on domestic and international stocks of various styles and market caps, including emerging markets, are appropriate for clients with this risk profile — and offer opportunities to position their portfolios for an economic rebound.
Appropriate SPDR ETFs for risk-aggressive investors include:
Domestic Stock Funds
SPDR S&P 500 ETF [SPY]
SPDR Dow Jones Large Cap Growth ETF [ELG]
     These funds offer exposure to the large-cap, blue-chip segment of the US market.
SPDR S&P Mid Cap 400 ETF [MDY]
SPDR Dow Jones Small Cap Growth ETF [DSG]
     These funds offer exposure to the mid- and small-cap segments of the US market.
International Developed and Emerging Market Stock Funds
SPDR S&P International Small Cap ETF [GWX]
SPDR S&P Emerging Markets Small Cap ETF [EWX]
     These ETFs offer exposure to small-cap stocks in developed and emerging international markets.
SPDR S&P Emerging Markets ETF [GMM]
     GMM offers investors broad-based emerging markets exposure.
More on Risk Aggressive
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Appropriate SPDR ETFs for risk-aggressive investors (continued)
SPDR S&P Emerging Asia Pacific ETF [GMF]
SPDR S&P Emerging Latin America ETF [GML]
SPDR S&P Emerging Middle East & Africa ETF [GAF]
SPDR S&P Emerging Europe ETF [GUR]
     This quartet of regional ETFs allows investors to better target appealing emerging market opportunities.
SPDR S&P China ETF [GXC] SPDR
S&P BRIC 40 ETF [BIK]
These funds allow clients to invest in emerging economies that are projected to become dominant global suppliers of raw materials, services, and manufactured goods.

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ETF Selection by Risk Profile
The information on the previous pages is summarized in the chart below, which offers appropriate ETFs for each client risk profile.

	Averse	Sensitive	Opportunistic	Aggressive
Domestic Bond ETFs
SPDR Barclays Capital 1-3 Month T-Bill ETF [BIL]	•
SPDR Barclays Capital Intermediate Term Treasury ETF [ITE]	•
SPDR Barclays Capital Intermediate Term Credit Bond ETF [ITR]		•	•
SPDR Barclays Capital Long Term Credit Bond ETF [LWC]			•
SPDR Barclays Capital Aggregate Bond ETF [LAG]	•
SPDR Barclays Capital Mortgage Backed Bond ETF [MBG]		•	•
SPDR Barclays Capital Convertible Securities ETF [CWB]		•
SPDR Barclays Capital High Yield Bond ETF [JNK]			•
SPDR Barclays Capital TIPS ETF [IPE]			•
SPDR DB International Government Inflation-Protected Bond ETF [WIP]			•
Tax-Exempt Bond ETFs
SPDR Nuveen Barclays Capital Municipal Bond ETF [TFI]			•
SPDR Nuveen Barclays Capital Short Term Municipal Bond ETF [SHM]			•
SPDR Nuveen Barclays Capital New York Municipal Bond ETF [INY]			•
SPDR Nuveen Barclays Capital California Municipal Bond ETF [CXA]			•
International Bond ETFs
SPDR Barclays Capital International Treasury Bond ETF [BWX]		•	•
SPDR Barclays Capital Short Term International Treasury Bond ETF [BWZ]			•
SPDR DB International Government Inflation-Protected Bond ETF [WIP]			•

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	Averse	Sensitive	Opportunistic	Aggressive
Commodities
SPDR Gold Shares [GLD]	•		•
Domestic Stock ETFs
SPDR S&P Dividend ETF [SDY]		•
SPDR Dow Jones Small Cap Growth ETF [DSG]				•
SPDR S&P Mid Cap 400 ETF [MDY]				•
SPDR Dow Jones Large Cap Growth ETF [ELG]				•
SPDR S&P 500 ETF [SPY]				•
International Stock ETFs
SPDR S&P International Small Cap ETF [GWX]				•
SPDR S&P Emerging Markets ETF [GMM]				•
SPDR S&P Emerging Asia Pacific ETF [GMF]				•
SPDR S&P Emerging Latin America ETF [GML]				•
SPDR S&P Emerging Middle East & Africa ETF [GAF]				•
SPDR S&P Emerging Europe ETF [GUR]				•
SPDR S&P China ETF [GXC]				•
SPDR S&P BRIC 40 ETF [BIK]				•
Sector Funds
Consumer Staples Select Sector SPDR Fund [XLP]		•
Health Care Select Sector SPDR Fund [XLV]		•

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Index Definitions
Barclays Capital 1-3 Month U.S. Treasury Bill Index
The Barclays Capital 1-3 Month U.S. Treasury Bill Index includes all publicly issued zero-coupon U.S. Treasury Bills that have a remaining maturity of less than 3 months and more than 1 month, are rated investment grade, and have $250 million or more of outstanding face value. In addition, the securities must be denominated in U.S. dollars and must be fixed rate and non convertible. Excluded from the 1-3 Month U.S. Treasury Bill Index are certain special issues, such as flower bonds, targeted investor notes (“TINs”), state and local government series bonds, treasury inflation-protected securities (“TIPS”), and coupon issues that have been stripped from bonds included in the index. The 1-3 Month U.S. Treasury Bill Index is market capitalization weighted and the securities in the index are updated on the last business day of each month.
Barclays Capital Global Treasury Ex-US Capped Index
The Barclays Capital Global Treasury Ex-US Capped Index includes government bonds issued by investment-grade countries outside the United States, in local currencies, that have a remaining maturity of one year or more and are rated investment grade (Baa3/BBB-/BBB- or higher using the middle rating of Moody’s Investor Service, Inc., Standard & Poor’s, and Fitch Inc., respectively). Each of the component securities in the Global Treasury Ex-US Capped Index is a constituent of the Barclays Global Treasury ex-US Index, screened such that the following countries are included: Australia, Austria, Belgium, Canada, Denmark, France, Germany, Greece, Italy, Japan, Mexico, Netherlands, Poland, South Africa, Spain, Sweden, Taiwan, United Kingdom. In addition, the securities in the Global Treasury Ex-US Capped Index must be fixed-rate and have certain minimum amounts outstanding, depending upon the currency in which the bonds are denominated. The Global Treasury Ex-US Capped Index is calculated by Barclays Capital using a modified “market capitalization” methodology. This design ensures that each constituent country within the Index is represented in a proportion consistent with its percentage with respect to the total market capitalization of the Global Treasury Ex-US Capped Index. Component securities in each constituent country are represented in a proportion consistent with their percentage relative to the other component securities in the constituent country. Under certain conditions, however, the par amount of a component security within the Index may be adjusted to conform to Internal Revenue Code requirements.
Barclays Capital High Yield Very Liquid Index
The Barclays Capital High Yield Very Liquid Index includes publicly issued U.S. dollar denominated, non-investment grade, fixed-rate, taxable corporate bonds that have a remaining maturity of at least one year, regardless of optionality, are rated high-yield (Ba1/BB+/BB+ or below) using the middle rating of Moody’s, S&P, and Fitch, respectively (before July 1, 2005, the lower of Moody’s and S&P was used), and have $600 million or more of outstanding face value. Only the largest issue of each issuer with a maximum age of three

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Index Definitions (continued)
years can be included in the Index. In addition, securities must be SEC registered or issued under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”). Original issue zero coupon bonds, step-up coupons, and coupons that change according to a predetermined schedule are also included. The High Yield Index includes only corporate sectors. The corporate sectors are Industrial, Utility, and Financial Institutions. Excluded from the High Yield Index are non-corporate bonds, structured notes with embedded swaps or other special features, private placements, bonds with equity-type features (e.g., warrants, convertibility), floating-rate issues, Eurobonds, defaulted bonds, payment in kind (PIK) securities and emerging market bonds. The High Yield Index is issuer capped and the securities in the Index are updated on the last business day of each month.
Barclays Capital Intermediate U.S. Treasury Index
The Barclays Capital Intermediate U.S. Treasury Index includes all publicly issued, U.S. Treasury securities that have a remaining maturity of greater than or equal to 1 year and less than 10 years, are rated investment grade, and have $250 million or more of outstanding face value. In addition, the securities must be denominated in U.S. dollars and must be fixed rate and non convertible. Excluded from the Intermediate U.S. Treasury Index are certain special issues, such as flower bonds, TINs, state and local government series bonds, TIPS, and coupon issues that have been stripped from bonds included in the index. The Intermediate U.S. Treasury Index is market capitalization weighted and the securities in the index are updated on the last business day of each month.
Barclays Capital Long U.S. Treasury Index
The Barclays Capital Long U.S. Treasury Index includes all publicly issued, U.S. Treasury securities that have a remaining maturity of 10 or more years, are rated investment grade, and have $250 million or more of outstanding face value. In addition, the securities must be denominated in U.S. dollars and must be fixed rate and non convertible. Excluded from the Long U.S. Treasury Index are certain special issues, such as flower bonds, TINs, state and local government series bonds, TIPS, and coupon issues that have been stripped from bonds included in the index. The Long U.S. Treasury Index is market capitalization weighted and the securities in the index are updated on the last business day of each month.
Barclays Capital Managed Money Municipal California Index
The Barclays Capital Managed Money Municipal California Index is a rules-based, market-value weighted index comprised of publicly traded California municipal bonds that cover the U.S. dollar denominated tax exempt bond market, including state and local general obligation bonds, revenue bonds, insured bonds, and pre-refunded bonds. All bonds in the California Municipal Bond Index must be rated Aa3/AA- or higher by at least two of the following statistical ratings agencies: Moody’s Investor Service, Inc., Standard & Poor’s

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Index Definitions (continued)
and Fitch Inc. If only two of the three agencies rate the security, the lower rating is used to determine index eligibility. If only one of the agencies rates the security, the rating must be at least Aa3/AA-. Each index security must be issued by authorities in California, have an outstanding par value of at least $7 million and be issued as part of a transaction of at least $75 million. The bonds must be fixed rate and have a nominal maturity of one or more years. No issuer may constitute more than 10% of the California Municipal Bond Index. Bonds subject to AMT, hospital bonds, housing bonds, tobacco bonds, and airline bonds, along with remarketed issues, taxable municipal bonds, floaters, and derivatives are all excluded from the California Municipal Bond Index.
Barclays Capital Managed Money Municipal New York Index
The Barclays Capital Managed Money Municipal New York Index is a rules-based, market-value weighted index comprised of publicly traded New York municipal bonds that cover the U.S. dollar denominated tax exempt bond market, including state and local general obligation bonds, revenue bonds, insured bonds, and pre-refunded bonds. All bonds in the New York Municipal Bond Index must be rated Aa3/AA- or higher by at least two of the following statistical ratings agencies: Moody’s Investor Service, Inc., Standard & Poor’s and Fitch Inc. If only two of the three agencies rate the security, the lower rating is used to determine index eligibility. If only one of the agencies rates the security, the rating must be at least Aa3/AA-. Each index security must be issued by authorities in New York, have an outstanding par value of at least $7 million and be issued as part of a transaction of at least $75 million. The bonds must be fixed rate and have a nominal maturity of one or more years. No issuer may constitute more than 10% of the New York Municipal Bond Index. Bonds subject to AMT, hospital bonds, housing bonds, tobacco bonds, and airline bonds, along with remarketed issues, taxable municipal bonds, floaters, and derivatives are all excluded from the New York Municipal Bond Index.
Barclays Capital Managed Money Municipal Short Term Index
The Barclays Capital Managed Money Municipal Short Term Index is a rules-based, market-value weighted index comprised of publicly traded municipal bonds that cover the U.S. dollar denominated short term tax exempt bond market, including state and local general obligation bonds, revenue bonds, insured bonds, and pre-refunded bonds. All bonds in the Short Term Municipal Bond Index must be rated Aa3/AA- or higher by at least two of the following statistical ratings agencies: Moody’s Investor Service, Inc., Standard & Poor’s and Fitch Inc. If only two of the three agencies rate the security, the lower rating is used to determine index eligibility. If only one of the agencies rates the security, the rating must be at least Aa3/AA-. Each index security must have an outstanding par value of at least $7 million and be issued as part of a transaction of at least $75 million. The bonds must be fixed rate and have a nominal maturity of one to five years. No issuer

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Index Definitions (continued)
may constitute more than 10% of the Short Term Municipal Bond Index. Bonds subject to AMT, hospital bonds, housing bonds, tobacco bonds, and airline bonds, along with remarketed issues, taxable municipal bonds, floaters, and derivatives are all excluded from the Short Term Municipal Bond Index.
Barclays Capital Municipal Managed Money Index
The Barclays Capital Municipal Managed Money Index is a rules-based, market-value weighted index engineered for the tax exempt bond market. All bonds in the National Municipal Bond Index must be rated Aa3/AA- or higher by at least two of the following statistical ratings agencies: Moody’s, S&P and Fitch. If only two of the three agencies rate the security, the lower rating is used to determine index eligibility. If only one of the agencies rates the security, the rating must be at least Aa3/AA-. Each index security must have an outstanding par value of at least $7 million and be issued as part of a transaction of at least $75 million. The bonds must be fixed rate, have been issued within the last five years, and must be at least one year from their maturity date. Bonds subject to AMT, hospital bonds, housing bonds, tobacco bonds, and airline bonds, along with remarketed issues, taxable municipal bonds, floaters, and derivatives are all excluded from the National Municipal Bond Index.
Barclays Capital U.S. Aggregate Index
The Barclays Capital U.S. Aggregate Index provides a measure of the performance of the U.S. dollar denominated investment grade bond market, which includes investment grade (must be Baa3/BBB- or higher using the middle rating of Moody’s Investor Service, Inc., Standard & Poor’s, and Fitch Inc.) government bonds, investment grade corporate bonds, mortgage pass through securities, commercial mortgage backed securities and asset backed securities that are publicly for sale in the United States. The securities in the U.S. Aggregate Index must have at least 1 year remaining to maturity and must have $250 million or more of outstanding face value. Asset backed securities must have a minimum deal size of $500 million and a minimum tranche size of $25 million. For commercial mortgage backed securities, the original aggregate transaction must have a minimum deal size of $500 million, and a minimum tranche size of $25 million; the aggregate outstanding transaction sizes must be at least $300 million to remain in the index. In addition, the securities must be U.S. dollar denominated, fixed rate, non convertible, and taxable. Certain types of securities, such as flower bonds, TINs, and state and local government series bonds are excluded from the U.S. Aggregate Index. Also excluded from the U.S. Aggregate Index are structured notes with embedded swaps or other special features, private placements, floating rate securities and Eurobonds. The U.S. Aggregate Index is market capitalization weighted and the securities in the Index are updated on the last business day of each month.

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Index Definitions (continued)
Barclays U.S. Government Inflation-linked Bond Index
The Barclays U.S. Government Inflation-linked Bond Index includes publicly issued, U.S. Treasury inflation protected securities that have at least 1 year remaining to maturity on index rebalancing date, with an issue size equal to or in excess of $500 million. Bonds must be capital-indexed and linked to an eligible inflation index. The securities must be denominated in U.S. dollars and pay coupon and principal in U.S. dollars. The notional coupon of a bond must be fixed or zero. Bonds must settle on or before the index rebalancing date.
Consumer Staples Select Sector Index
The companies included in each Select Sector Index are selected on the basis of general industry classification from a universe of companies defined by the Standard & Poor’s 500 Composite Stock® Index (“S&P 500®”). The nine Select Sector Indexes (each a “Select Sector Index”) upon which the Select Sector SPDR Funds are based together comprise all of the companies in the S&P 500.
The Consumer Staples Select Sector Index includes companies from the following industries: food & staples retailing; household products; food products; beverages; tobacco; and personal products.
DB Global Government ex-US Inflation-Linked Bond Capped Index
The DB Global Government ex-US Inflation-Linked Bond Capped Index measures the total return performance of inflation-linked government bonds from developed and emerging market countries outside of the United States. The Index includes government debt (direct obligations of the issuer country) but does not include quasi-government debt or corporate debt. The securities are denominated in and pay coupon and principal in the domestic currency of the issuer country. Each of the component securities in the Index is a constituent of the DB Global Government ex-US Inflation-Linked Bond Index screened such that the following countries are included: Australia, Brazil, Canada, Chile, France, Germany, Greece, Israel, Italy, Japan, Mexico, Poland, South Africa, South Korea, Sweden, Turkey, Uruguay and the United Kingdom. In addition, the securities in the Index must be inflation-linked and have certain minimum amounts outstanding, depending upon the currency in which the bonds are denominated. To be included in the Index, bonds must: (i) be capital-indexed and linked to an eligible inflation index; (ii) have at least one year remaining to maturity at the Index rebalancing date; (iii) have a fixed, step-up or zero notional coupon; and (iv) settle on or before the Index rebalancing date.
Dow Jones Wilshire Large Cap Growth IndexSM
The Dow Jones Wilshire Large Cap Growth Index is a float-adjusted market capitalization weighted index that reflects the shares of securities of the large cap portion of the Dow Jones Wilshire 5000 Composite IndexSM actually available to investors in the marketplace. The Large Cap Growth Index includes the components ranked 1-750 by full market capitalization and that are classified as “growth” based on six factors: (i) projected price-to-earnings ratio (P/E), (ii) projected earnings growth, (iii) price-to-book ratio, (iv) dividend yield, (v) trailing revenue growth, and (vi) trailing earnings growth.

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Index Definitions (continued)
Dow Jones Wilshire Large Cap IndexSM
The Dow Jones Wilshire Large Cap Index is a float-adjusted market capitalization weighted index that reflects the shares of securities of the large cap portion of the Dow Jones Wilshire 5000 Composite IndexSM actually available to investors in the marketplace. The Large Cap Index includes the components ranked 1-750 by full market capitalization.
Dow Jones Wilshire Large Cap Value IndexSM
The Dow Jones Wilshire Large Cap Value Index is a float-adjusted market capitalization weighted index that reflects the shares of securities of the large cap portion of the Dow Jones Wilshire 5000 Composite IndexSM actually available to investors in the marketplace. The Large Cap Value Index includes the components ranked 1-750 by full market capitalization and that are classified as “value” based on six factors: (i) projected price-to-earnings ratio (P/E), (ii) projected earnings growth, (iii) price-to-book ratio, (iv) dividend yield, (v) trailing revenue growth, and (vi) trailing earnings growth.
Dow Jones Wilshire Small Cap Growth IndexSM
The Dow Jones Wilshire Small Cap Growth Index is a float-adjusted market capitalization weighted index that reflects the shares of securities of the small cap portion of the Dow Jones Wilshire 5000 Composite IndexSM actually available to investors in the marketplace. The Small Cap Growth Index includes the components ranked 751-2500 by full market capitalization and that are classified as “growth” based on six factors: (i) projected price-to-earnings ratio (P/E), (ii) projected earnings growth, (iii) price-to-book ratio, (iv) dividend yield, (v) trailing revenue growth, and (vi) trailing earnings growth.
Dow Jones Wilshire Small Cap Value IndexSM
The Dow Jones Wilshire Small Cap Value Index is a float-adjusted market capitalization weighted index that reflects the shares of securities of the small cap portion of the Dow Jones Wilshire 5000 Composite IndexSM actually available to investors in the marketplace. The Small Cap Value Index includes the components ranked 751-2500 by full market capitalization and that are classified as “value” based on six factors: (i) projected price-to-earnings ratio (P/E), (ii) projected earnings growth, (iii) price-to-book ratio, (iv) dividend yield, (v) trailing revenue growth, and (vi) trailing earnings growth.
S&P BRIC 40® Index
The S&P BRIC 40 Index includes a subset of the constituents of the S&P/IFC Investable (S&P/IFCI) country indices for Brazil, Russia, India or China. The S&P/IFCI Index series is designed to measure the type of returns foreign portfolio investors might receive from investing in emerging market stocks that are legally and practically available to them. Constituents for the S&P/IFCI series are drawn from the S&P/IFC Global stock universe based on size, liquidity and their legal and practical availability to foreign institutional investors.

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Index Definitions (continued)
S&P® China BMI Index
The S&P China BMI Index is a market capitalization weighted index that defines and measures the investable universe of publicly traded companies domiciled in China, but legally available to foreign investors. The China Index is “float adjusted”, meaning that only those shares publicly available to investors are included in the China Index calculation.
S&P® Developed Ex-U.S. Between USD$2 Billion and USD-5 Billion Index
The S&P Developed Ex-U.S. Between USD$2 Billion and USD-5 Billion Index is a float adjusted market cap weighted index that represents the mid capitalization segment of developed countries included in the S&P[LWI] Global Equity Index (“Global Equity Index”). The Global Equity Index captures the full universe of institutionally investable stocks in developed and emerging markets with float-adjusted market capitalizations of at least $100 million.
S&P® Developed Ex-U.S. Materials Sector Index
The S&P Developed Ex-U.S. Materials Sector Index represents the non-U.S. materials sub-industry of developed countries included in the S&P Broad Market Index (the “Global BMI Index”). The Global BMI Index captures the full universe of institutionally investable stocks in developed and emerging markets with float-adjusted market capitalizations of at least $100 million.
S&P® Developed Ex-U.S. Under USD2 Billion Index
The S&P Developed Ex-U.S. Under USD2 Billion USD Index is a market capitalization weighted index that defines and measures the investable universe of publicly traded companies domiciled in developed countries outside the U.S. The Developed Small Cap Index is “float adjusted”, meaning that only those shares publicly available to investors are included in the Developed Small Cap Index calculation.
S&P® Emerging BMI Index
The S&P Emerging BMI Index is a market capitalization weighted index that defines and measures the investable universe of publicly traded companies domiciled in emerging markets. The Emerging Index is “float adjusted”, meaning that only those shares publicly available to investors are included in the Emerging Index calculation.

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Index Definitions (continued)
S&P® European Emerging BMI Capped Index
The S&P European Emerging BMI Capped Index is a market capitalization weighted index that defines and measures the investable universe of publicly traded companies domiciled in emerging European markets. The European Emerging Index is “float adjusted”, meaning that only those shares publicly available to investors are included in the Index calculation. Each individual stock is capped at a maximum of 24% of index weight and changes in capping are monitored on the quarterly rebalancing dates.
S&P High Yield Dividend Aristocrats™ Index
The S&P High Yield Dividend Aristocrats Index is comprised of the 50 highest dividend yielding constituents of the stocks of the S&P Composite 1500® Index that have increased dividends every year for at least 25 consecutive years. These stocks have both capital growth and dividend income characteristics, as opposed to stocks that are pure yield, or pure capital oriented.
S&P® Latin America BMI Index
The S&P Latin America BMI Index is a market capitalization weighted index that defines and measures the investable universe of publicly traded companies domiciled in emerging Latin American markets. The Latin America Index is “float adjusted”, meaning that only those shares publicly available to investors are included in the Latin America Index calculation.
S&P® Mid-East and Africa BMI Index
The S&P Mid-East and Africa BMI Index is a market capitalization weighted index that defines and measures the investable universe of publicly traded companies domiciled in emerging Middle Eastern and African markets. The Mid-East and Africa Index is “float adjusted”, meaning that only those shares publicly available to investors are included in the Mid-East and Africa Index calculation.

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FOR PUBLIC USE
ETFs trade like stocks, Fluctuate in market value and may trade at prices above or below the ETFs net asset value. Brokerage commissions and ETF expenses will reduce returns.
Foreign investments involve greater risks than US investments, including political and economic risks and the risk of currency fluctuations, all of which may be magnified in emerging markets.
Bond funds contain interest rate risk (as interest rates rise bond prices usually fall); the risk of issuer default; and inflation risk.
There are additional risks for funds that invest in mortgage-backed and asset-backed securities including the risk of issuer default; credit risk and inflation risk.
Convertible securities generally provide yields higher than the underlying stocks, but generally lower than comparable non-convertible securities, in exchange for limited upside potential.
Issuers of convertible securities may not be as financially strong as those issuing securities with higher credit ratings and may be more vulnerable to changes in the economy. Other risks associated with convertible bond investments include: Call risk which is the risk that bond issuers may repay securities with higher coupon or interest rates before the security’s maturity date; liquidity risk which is the risk that certain types of investments may not be possible to sell the investment at any particular time or at an acceptable price; and investments in derivatives, which can be more sensitive to sudden fluctuations in interest rates or market prices, potential illiquidity of the markets, as well as potential loss of principal.
Select Sector SPDR Funds bear a higher level of risk than more broadly diversified funds. All ETFs are subject to risk, including the possible loss of principal. Sector ETFs products are also subject to sector risk and non-diversification risk, which generally results in greater price fluctuations than the overall market.
Lower-quality debt securities involve greater risk of default or price changes due to potential changes in the credit quality of the issuer.
The municipal market can be affected by adverse tax, legislative or political changes and the financial condition of the issuers of municipal securities.
In addition to the risk normally associated with equity investing, narrowly focused investments and investments in mid-sized company stocks involve greater risk of capital loss and higher price volatility.
Investments in smaller companies may involve greater risks than those in larger, better known companies.
Non-diversified funds that focus on a relatively small number of stocks or countries tend to be more volatile than diversified funds and the market as a whole.
Because of their narrow focus, sector funds tend to be more volatile than funds that diversify across many sectors and companies.
Frequent trading of ETFs could significantly increase commissions and other costs such that they may offset any savings from low fees or costs.
On May 21, 2008, the Trust changed its name to SPDR Gold Trust. Prior to this date it was known as streetTRACKS® Gold Trust. streetTRACKS® is a registered service mark of State Street Corporation.
The value of the SPDR® Gold Shares relates directly to the value of the gold held by the SPDR® Gold Trust (less Trust expenses) and fluctuations in the price of gold could materially adversely affect an investment in the Shares. Investors should be aware that there is no assurance that gold will maintain its long-term value in terms of purchasing power in the future. In the event that the price of gold declines, the SPDR® Gold Trust expects the value of an investment in the Shares to similarly decline.
Shareholders of the SPDR® Gold Trust will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940 or the protections afforded by the Commodity Exchange Act of 1936. The SPDR® Gold Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Neither World Gold Trust Services, LLC nor the Trustee of the SPDR® Gold Trust is subject to regulation by the CFTC. Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

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The SPDR® Gold Trust has filed a registration statement (including a prospectus) with the SEC with respect to the SPDR® Gold Shares to which this communication relates. Before you invest in SPDR® Gold Shares, you should read the prospectus in that registration statement and other documents the SPDR® Gold Trust has filed with the SEC for more complete information about SPDR® Gold Trust and SPDR® Gold Shares. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternately, the SPDR® Gold Trust or any Authorized Participant in respect of the SPDR® Gold Shares will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, Attn: SPDR Gold Shares, One Lincoln Street, 30th Floor, Boston, MA 02111.
The prospectus contains material information about the SPDR® Gold Trust and its Shares which is material and/or which may be important to you. You should read the entire prospectus, including “Risk Factors” before making an investment decision about the Shares.
“SPDR®” is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”) and has been licensed for use by State Street Corporation. No financial product offered by State Street Corporation or its affiliates is sponsored, endorsed, sold or promoted by S&P or its affiliates, and S&P and its affiliates make no representation, warranty or condition regarding the advisability of buying, selling or holding units/shares in such products. Further limitations and important information that could affect investors’ rights are described in the prospectus of the applicable product.
Distributor: State Street Global Markets, LLC, member FINRA, SIPC, a wholly owned subsidiary of State Street Corporation. References to State Street may include State Street Corporation and its affiliates. Certain State Street affiliates provide services and receive fees from the SPDR ETFs. ALPS Distributors, Inc., a registered broker-dealer, is distributor for SPDR shares, MidCap SPDRs and SPDR DJIA Trust, all unit investment trusts and Select Sector SPDRs.
Before investing, consider the funds’ investment objectives, risks, charges and expenses. To obtain a prospectus or summary prospectus which contains this and other information, call 866.787.2257 or visit www.spdrs.com. Read it carefully.
© 2010 State Street Corporation. All Rights Reserved.
State Street Global Advisors, One Lincoln Street, Boston, MA 02111.
IBG-2387
Exp. Date: 12/31/2010

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SPDR® GOLD TRUST has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any Authorized Participant will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, One Lincoln Street, Attn: SPDR® Gold Shares, 30th Floor, Boston, MA 02111.